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            Exhibit 77(C): Submissions of Matters to a vote of security holders

Supplemental Proxy Information

A joint special meeting of shareholders of Lord Abbett Emerging Markets Currency Fund and Lord Abbett Multi-Asset Global Opportunity Fund was held on November 5, 2015. The joint special meeting was held for shareholders of each Fund to vote on the following matters:

       1. To amend the Fund's fundamental restrictions related to borrowing and lending to enable the Fund to participate in an interfund lending program; and

       2. To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for the Fund's current fiscal year.

The results of the proxy solicitation on the preceding matter were as follows:

1. To approve the amendment to the fundamental investment restrictions of the Fund as described in the proxy statement:

(a) Amend the fundamental investment restriction with respect to Borrowing

                            Votes For  Votes Against  Abstain  Broker Non-Votes
                            ---------- ------------- --------- ----------------
Lord Abbett Emerging
  Markets Currency Fund     93,592,300   1,626,522   2,122,814    1,499,835
Lord Abbett Multi-Asset
  Global Opportunity Fund   10,517,489     375,679     500,206    2,192,043

1. To approve the amendment to the fundamental investment restrictions of the Fund as described in the proxy statement:

   (b) Amend the fundamental investment restriction with respect to Lending

                            Votes For  Votes Against  Abstain  Broker Non-Votes
                            ---------- ------------- --------- ----------------
Lord Abbett Emerging
  Markets Currency Fund     93,604,197   1,614,626   2,122,813    1,499,835
Lord Abbett Multi-Asset
  Global Opportunity Fund   10,501,546     388,215     503,613    2,192,043

2. To ratify the selection of Deloitte & Touche LLP as the Fund's independent registered public accounting firm for the Fund's current fiscal year

                            Votes For  Votes Against  Abstain  Broker Non-Votes
                            ---------- ------------- --------- ----------------
Lord Abbett Emerging
  Markets Currency Fund     95,994,644    344,702    2,502,125        --
Lord Abbett Multi-Asset
  Global Opportunity Fund   12,956,292    140,775      488,350        --